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                                                                   EXHIBIT 10.35

                        EXCLUSIVE INDEPENDENT CONTRACTOR
                            REPRESENTATION AGREEMENT

      THIS AGREEMENT, made as of the 1ST day of January, 2003, between Deckers Outdoor Corporation a corporation organized and existing under the laws of the state of California, with offices at 495-A S. Fairview Ave., Goleta, CA 93117 (hereinafter referred to as "LICENSOR") and BHPC Marketing, Inc., a corporation organized and existing under the laws of the state of California, with offices at 27129 Calle Arroyo, Suite 1821, San Juan Capistrano, California, 92675, United States of America (hereinafter referred to as "CONTRACTOR").

                                   WITNESSETH:

      WHEREAS, LICENSOR is the owner with the right to grant licenses of the TEVA logo (the "Trademark");

      WHEREAS, LICENSOR desires to grant licenses for the use of the Trademark;

      WHEREAS, LICENSOR wishes to appoint CONTRACTOR as its exclusive agent in order to effectuate the licensing of the Trademark worldwide (the "Territory");

      WHEREAS, CONTRACTOR has had extensive experience in merchandising a variety of products and wishes to assist in the development and exploitation of the Trademark in association with high quality reputable products.

      NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the parties agree as follows:

1.    RIGHT TO REPRESENT

      A. LICENSOR hereby grants to CONTRACTOR, for the term of this Agreement, the exclusive right to represent LICENSOR in the Territory in the securing and implementation of a plan to utilize third party licensees (the "Licensee(s)") to design, manufacture, import, distribute, advertise, promote, ship and sell various products in the Territory which bear or otherwise incorporate the Trademark (the "Licensed Product(s)") for Products not produced by the LICENSOR.

      B. Nothing contained in this Agreement shall be construed as an assignment or grant to CONTRACTOR of any right, title or interest in or to the Trademark, it being understood that all rights relating to the Trademark are expressly reserved by LICENSOR.


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2.    TERM

      A. This Agreement shall commence upon the date hereof and shall terminate and expire on December 31, 2004, unless terminated sooner pursuant to the provisions of this Agreement.

      B. If no renewal term is entered into, in writing, by said expiration date, then this Agreement will be considered terminated.

3.    DUTIES OF CONTRACTOR

      A. CONTRACTOR shall use its best efforts during the 1st Contract Year of January 1, 2003 through December 31, 2003 to find and submit to LICENSOR for its approval six (6) qualified potential Licensees with signed "Deal Memos" in the following categories: men's wear, women's wear, hosiery, eyewear, watches and luggage/soft bags. If CONTRACTOR does not produce six (6) qualified Licensees as described above, then CONTRACTOR agrees to represent LICENSOR on a non-exclusive basis.

      B. Subject to the conditions herein specified, the CONTRACTOR shall use its best efforts during the term of this Agreement to find and conclude business arrangements with the Licensees which are deemed advantageous by LICENSOR. CONTRACTOR shall exercise the rights granted hereunder as an independent contractor and shall maintain an office and active organization at its sole expense to carry out CONTRACTOR's duties and obligations hereunder.

      C. CONTRACTOR shall submit each proposed Licensee to LICENSOR for LICENSOR's prior express written approval. CONTRACTOR shall also submit to LICENSOR such information regarding the financial condition of the proposed Licensee as shall be reasonably requested by LICENSOR, including, but not limited to, annual reports of the proposed Licensee, as well as catalogs or products manufactured and sold by the proposed Licensee. LICENSOR may withhold its approval of any proposed Licensee, or License Agreement, or any other arrangement in its absolute and sole discretion, for any reason. If LICENSOR shall approve of a proposed Licensee and License Agreement, the form of such License Agreement shall be subject to any changes LICENSOR may require. LICENSOR shall be a party to all such License Agreements. Each such License Agreement shall require a signature on behalf of LICENSOR. No License Agreement shall be binding upon LICENSOR, or be of any legal effect whatsoever, until it has been executed on behalf


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            of LICENSOR by a duly elected and authorized officer of LICENSOR.
            With respect thereto, CONTRACTOR shall advise each proposed Licensee that it may not commence the use of the Trademark until the proposed Licensee has received a fully executed copy of the License Agreement between LICENSOR and the proposed Licensee.

      D. It is understood and agreed by LICENSOR that CONTRACTOR may render other and similar services on behalf of other clients or with respect to its own trademarks and nothing contained in this Agreement shall preclude CONTRACTOR from rendering such services.

      E. In furtherance of CONTRACTOR's duties and obligations as herein specified, CONTRACTOR agrees to and will:

            i. Seek out potential Licensees for the Trademark qualified in terms of financing, manufacturing, and marketing quality Licensed Products in the product and geographic areas for which a license will be granted. This includes an in-depth review of the proposed Licensee's position in the industry involved.

            ii. Negotiate on behalf of LICENSOR the business terms and conditions of a License Agreement ("License Agreement") which is subject to the LICENSOR'S approval in its sole and absolute discretion.

            iii. Monitor and oversee the licensing program with the Licensees to insure that the Licensee's royalties, minimums, sales reports and other required documentation are being promptly submitted.

            iv. Review each of the Licensee's Licensed Products, advertisements and promotional materials relating to the Licensed Products to insure that the quality control provisions and Trademark usage provisions of the respective License Agreement are being observed; and to insure that the Licensee's promotional, advertising and sales programs are being carried out in compliance with the respective License Agreement.

            v. If necessary, with the express prior written authorization of LICENSOR, conduct a personal visit to the Licensee's manufacturing facilities to insure that the provisions of the License Agreement are being observed; and to submit to LICENSOR a written report after each of said visits.

            vi. Conduct a comprehensive review of the product categories and markets to determine the appropriate mix of Licensed Products and a targeted approach for market entry.

            vii. Develop proposed standard license agreement forms and other forms for the efficient administration of the licensing program.

      F. CONTRACTOR shall not use the Trademark, in any manner, directly or indirectly, or


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            in whole or in part, except to the manner and to the extent consistent and necessary to complete the goals and objectives of this Agreement. For any other use, CONTRACTOR shall obtain LICENSOR's specific consent in writing. Upon termination of this Agreement, CONTRACTOR shall discontinue all use of the Trademark and shall return to LICENSOR all facsimiles of any products manufactured or distributed under any such Trademark.

      G. CONTRACTOR shall provide LICENSOR with a monthly report listing existing and potential license agreements, and all contacts and discussions relating to potential new license agreements.

4.    COMPENSATION TO CONTRACTOR

      A. In full consideration of services rendered to this Agreement, CONTRACTOR shall be entitled to a commission equal to twenty-five percent (25%) of royalties received by LICENSOR pursuant to the License Agreements negotiated on behalf of LICENSOR by CONTRACTOR. LICENSOR shall not be liable to CONTRACTOR for any commission or other compensation on royalties earned by LICENSOR but not received from licensee, or any future royalties under a license agreement(s) which are not collected due to any reason including breach of license agreement by licensee resulting in a termination of license agreement or any other dispute between LICENSOR and licensee resulting in licensee not paying royalties which would otherwise be due under the respective license agreement.

      B. LICENSOR currently has licenses in the United States for webbing copyrights with Dunlop Musical Accessories and Bison Designs, LLC. This agreement does not cover such licenses and CONTRACTOR has no duties to service such licenses and will receive no compensation from such licenses.

      C. LICENSOR has a trademark license for the Japanese territory with Itochu which expires on December 31st, 2003. For the remainder of the Itochu license term, CONTRACTOR has no duties to service such license and will receive no compensation from such license. If LICENSOR renews its agreement with Itochu the provisions of paragraph 4(D) shall apply to CONTRACTOR.

      D. LICENSOR has other contractors that represent LICENSOR outside the United States with respect to distribution of LICENSOR'S footwear. These contractors may from time-to-time bring forth potential Licensees in these markets. If LICENSOR enters into a license agreement with a Licensee brought forth by other contractors, CONTRACTOR shall service such licensees through the initial term and any renewal terms, etc. and will receive fifteen (15%) compensation from such licensees.

      E. In the event that this Agreement is terminated for any reason by LICENSOR or CONTRACTOR, CONTRACTOR shall receive fifteen percent (15%) of royalties received by LICENSOR for each License pursuant to the executed License Agreements negotiated on behalf of LICENSOR by CONTRACTOR for the balance of the term of any such License and any renewal terms.


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5.    ROYALTIES ACCOUNT/PAYMENT

      A. LICENSOR shall collect all royalties and shall provide CONTRACTOR with copies of statements for the royalty account ("royalty account"), along with copies of any supporting documentation including copies of all checks deposited to the royalty account by the 20th day of the month following the end of the calendar quarter (namely: April 20th, July 20th, October 20th, and January 20th.

      B. LICENSOR shall remit to CONTRACTOR its share of any royalties by the 20th day of the month following the end of the calendar quarter (namely: April 20th, July 20th, October 20th, and January 20th.

6.    ASSIGNABILITY

      This Agreement is personal to the parties. CONTRACTOR shall not have the right to assign its respective rights and/or obligations in this Agreement. LICENSOR retains the right to assign its respective rights and/or obligations in this Agreement without consent of CONTRACTOR.

7.    TERMINATION

      A. Anything to the contrary notwithstanding, this Agreement may be terminated in advance of the expiration of its initial term, or any renewal thereof, by either party, upon thirty (30) days written notice to the other.

      B. In the event that either party files a petition of bankruptcy or is adjudicated a bankrupt or insolvent; or makes an assignment for the benefit of creditors, or an arrangement pursuant to any bankruptcy law; or if a party discontinues its business; or if a receiver is appointed for the party or its business who is not discharged within thirty (30) days, the rights granted hereunder shall automatically be terminated forthwith upon written notice from the other party.

      C. After the expiration or termination of this Agreement, all rights granted to CONTRACTOR shall forthwith revert to LICENSOR. Further, CONTRACTOR shall refrain from further efforts to commercialize the Trademark or any further reference to it, direct or indirect.

      D. Within thirty (30) days after termination or expiration of this Agreement, CONTRACTOR shall deliver to LICENSOR a report indicating the number and description of all Licensed Agreements which have been entered into by LICENSOR


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            through the efforts of the CONTRACTOR and a copy of each and every such License Agreement. Also, within thirty (30) days after expiration or termination of the Agreement, CONTRACTOR will submit a list of potential licensees with whom it has been in discussions and a report of the status of such discussions. Said list will be mutually agreed upon by LICENSOR and CONTRACTOR to avoid any future dispute. Said list shall be consistent with the monthly report as referenced in Subparagraph 3.G.

      E. Notwithstanding termination or expiration of this Agreement, LICENSOR shall continue to pay commissions to CONTRACTOR on all third party License Agreements either entered during the term of this Agreement, or entered within three months thereafter with Licensees with whom CONTRACTOR had initiated discussions, identified pursuant to the previous paragraph. Payments of commissions on such licenses shall continue until their termination or expiration, including renewals, and including licenses assigned, transferred or granted to persons affiliated with Licensees. In the event of termination of this Agreement, LICENSOR shall continue to pay commissions to CONTRACTOR on all License Agreements entered into pursuant to this Agreement, as described above, until the expiration of the initial term of the License Agreement and any specific renewal periods provided for in the respective License Agreement.

8.    LEGAL EXPENSES

      A. LICENSOR will be responsible for all legal fees as they pertain to registration and protection of the Trademark. LICENSOR will hold CONTRACTOR harmless from and indemnify CONTRACTOR for all expenses or damages associated with any third party claim that the Trademark infringes another mark.

      B. The parties shall consult with each other prior to LICENSOR initiating any audit of any Licensee or pursuit of legal remedies against any Licensee for breach of contract, non-payment or underpayment of royalties. CONTRACTOR may, but is not required to, contribute to legal or accounting expenses therefor, and if it does, will contribute twenty five percent (25%) of such expenses up to the total amounts of commissions previously received by it attributable to such Licensee, and shall be entitled to collect twenty five percent (25%) of the Net Royalties collected as a consequence of such activity after deduction of all such expenses. If CONTRACTOR elects not to participate, all expenses shall be borne by and all proceeds shall be retained by LICENSOR.

      C. CONTRACTOR will indemnify LICENSOR for any and all reasonable expenses and legal fees and other damages sustained by LICENSOR as a result of litigation due to CONTRACTOR's breach of this Agreement, provided LICENSOR is the prevailing


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            party in such litigation. LICENSOR will indemnify CONTRACTOR for any and all reasonable expenses and legal fees and other damages sustained by CONTRACTOR as a result of litigation due to LICENSOR's breach of this Agreement, provided CONTRACTOR is the prevailing party in such litigation.

      D. Notwithstanding anything contained herein, LICENSOR or the CONTRACTOR shall have the right to bring an action in any court to obtain an injunction against the other party to prevent any future harm which shall be sustained arising out of a breach of this Agreement.

9.    CONFIDENTIALITY

      CONTRACTOR agrees (and shall instruct its partners, officers, directors and other persons to whom disclosure is made) to keep strictly confidential all designs, manufacturing instructions, and other information relating to the License Agreements and the Licensed Products produced, sold and distributed thereunder that are not otherwise available to the public, whether furnished by LICENSOR to the CONTRACTOR or in any way acquired by the CONTRACTOR; and the same shall be used by CONTRACTOR solely under this Agreement and for the purpose of securing License Agreements hereunder.

10.   NOTICES

      All notices or other communications required or desired to be sent to either party shall be in writing sent by certified mail, postage pre-paid, return receipt requested, as follows:

      The address for LICENSOR shall be:

                           DECKERS OUTDOOR CORPORATION
                           495-A S. Fairview Ave.
                           Goleta, CA 93117

      The address for CONTRACTOR shall be:

                           BHPC MARKETING, INC.
                           27129 Calle Arroyo, Suite 1821
                           San Juan Capistrano, CA 92675

      Either party may change such address by notice in writing to the other party.

11.   NO AGENCY, JOINT VENTURE, PARTNERSHIP

      The parties hereby agree that no agency, joint venture or partnership is created by this


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      Agreement, and that neither party shall incur any obligation in the name of the other without the other's prior written consent.

12.   CONSTRUCTION; VENUE

      This Agreement shall be construed in accordance with the laws of the state of California, U.S.A., and the parties agree that it is executed and delivered in that state.

13.   ARBITRATION

      Any controversy or claim arising out of or relating to this Agreement of the breach thereof will be settled by arbitration before a single arbitrator according to the Rules of the American Arbitration Association then in effect, and judgment upon the award rendered by the arbitrator may be rendered in any court having jurisdiction. Any such arbitration shall be conducted in Santa Barbara, California. The arbitrator shall have the discretion to order a pre-hearing exchange of information by the parties, including, without limitation, production of requested documents, exchange of summaries of testimony of proposed witnesses, and examination by deposition of parties. The prevailing party in an arbitration shall be entitled to an award of reasonable attorney's fees and costs.

14.   CAPTIONS

      The captions used in connection with the paragraphs of this Agreement are inserted only for purposes of references. Such captions shall not be deemed to govern, limit, modify, or in any other manner affect the scope, meaning or intent of the provisions of this Agreement or any part thereof nor shall such captions otherwise be given any legal effect.

15.   MODIFICATION; WAIVER

      No modification of any of the terms or provisions of this Agreement shall be valid unless contained in a writing signed by the parties. No waiver by either party of a breach or a default hereunder shall be deemed a waiver by such party of a subsequent breach of a like or similar nature. Resort by LICENSOR to any remedies referred to in this Agreement, or arising by reason of a breach of this Agreement by CONTRACTOR, shall not be construed as a waiver by LICENSOR of its right to resort to any and all legal and equitable remedies available to LICENSOR.

16.   SURVIVAL OF THE RIGHTS

      Notwithstanding anything to the contrary contained herein, such obligations which remain executory after expiration of the term or termination of this Agreement shall remain in full force and effect until discharged by performance and such rights as pertained thereto shall remain enforced until their expiration.


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17.   ENTIRE AGREEMENT

      This Agreement contains the entire understanding of the parties and there are no representations, warranties, promises or undertakings other than those contained herein. This Agreement supersedes and cancels all previous agreements between the parties hereto.

18.   BINDING EFFECT

      This Agreement shall be binding on the parties and their successors and assigns so long as the Agreement is assigned pursuant to the provisions and conditions of this Agreement.

IN WITNESS WHEREOF, the parties hereto agree that this Agreement shall take effect as of the date and year first above written.

LICENSOR:                                 CONTRACTOR:

DECKERS OUTDOOR CORPORATION               BHPC MARKETING, INC.
a California corporation                  a California corporation


/s/ Douglas B. Otto                       /s/ Don Garrison
----------------------------              -------------------------------
Douglas B. Otto                           Don Garrison
Chief Executive Officer                   President

                                          /s/ Roger Tomlinson
                                          --------------------------------
                                          Roger Tomlinson
                                          Treasurer/Director

Date: April 9, 2003                       Date: April 14, 2003


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